Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Ross Ely, HyperSpace Communications, Inc.

Phone (208) 893-1560

Email investor@ehyperspace.com

HYPERSPACE COMMUNICATIONS, INC. ANNOUNCES ADDITIONAL PRIVATE PLACEMENT FUNDING

Denver, CO,   October 2, 2006— HyperSpace Communications, Inc. (AMEX:HCO), a provider of enterprise IT hardware solutions through its subsidiary MPC Computers, LLC, today announced that it has entered into definitive agreements with several institutional and private investors regarding a new private placement of its convertible debentures with gross proceeds of approximately $5.18 million.

The terms of the private placement are substantially similar to the private placement that HyperSpace closed on September 8, 2006. HyperSpace is required to seek shareholder approval of the transaction. If shareholder approval is obtained, the debentures will become convertible into shares of common stock at a conversion price of $0.75 per share. HyperSpace also issued an aggregate of approximately 2,590,000 warrants to purchase common stock for $1.10 per share to the purchasers of the convertible debentures.

HyperSpace intends to use the net proceeds of this offering for general corporate purposes, including working capital and the reduction of outstanding indebtedness. It is anticipated that the transaction will close over the next few days. The investment bank Maxim Group LLC acted as HyperSpace’s sole placement agent for both private placement offerings.

More information concerning this financing will be included in a Form 8-K filing, which HyperSpace plans to file later this week.

About HyperSpace Communications:

HyperSpace Communications, Inc. (AMEX: HCO), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. Additionally, the company provides contract manufacturing and distribution services to partners in the PC industry through its DirectCM division. For more information, visit HyperSpace online at www.ehyperspace.com

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The financing described in this press release has not yet closed, and it is possible that it will not close on the terms or in the amounts currently anticipated. . As more fully described in HyperSpace Communications’ filings with the Securities and Exchange Commission, the company faces significant liquidity constraints and the failure of this transaction to close could have a material negative impact on the company. Other factors, which could materially affect forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The issuance of the securities being offered has not been and will not be registered under the United States Securities Act of 1933, as amended, or any state securities laws, and thus may not be offered or sold within the United States unless registered under the U.S. Securities Act of 1933 and applicable state securities laws, or an exemption from such registration is available. HyperSpace has agreed to file a resale registration statement with the Securities and Exchange Commission to permit the sale of the common shares and the common shares issuable upon exercise of the warrants or conversion of the debentures in the United States.